EXHIBIT 23.3

CONSENT OF HUDDLESTON & CO., INC.

As independent oil and gas consultants, we hereby consent to the references to us and our reserve reports for the years ended December 31, 2010, 2009, and 2008 in Callon Petroleum Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 and the incorporation by reference of our reports in the following Registration Statements:

Registration Statement (Form S-8 No. 33-90410) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-100646) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-47784) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29537) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29529) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-109744) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-135703) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-160223) of Callon Petroleum Company;
Registration Statement (Form S-3 No. 333-148680) of Callon Petroleum Company.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
January 4, 2012